EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of XTribe P.L.C.

We consent to the incorporation by reference in the Form S-1 of XTribe P.L.C. as to our report dated November 18, 2016, with respect to the Balance Sheet of XTribe P.L.C. as of December 31, 2015 and 2014 and the related Statements of Operations, Statement of Comprehensive Loss, Statement of Changes in Shareholders’ Deficit and Statement of Cash Flows for the years then ended.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
December 23 , 2016